UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2009

NetApp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

495 East Java Drive, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 822-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

Effective April 24, 2009, NetApp, Inc. ("NetApp"), terminated its Secured Credit Agreement, dated as of October 5, 2007, (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among NetApp, certain lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. The Credit Agreement provided for a revolving secured credit facility of up to $250.0 million with a term of five years from the effective date of October 5, 2007. No borrowings were outstanding at the time of termination and no penalties resulted from the early termination. NetApp terminated the Credit Agreement in furtherance of its efforts to efficiently manage its financing structure in light of its current business requirements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETAPP, INC.
(Registrant)

Date: April 30, 2009	By: /s/ Andrew Kryder

Andrew Kryder
Secretary, General Counsel, and Senior Vice President, Legal and Tax